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                                                                     EXHIBIT 3.7

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                           ARTICLES OF INCORPORATION


The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended, executes the following Articles of Incorporation:

                                ARTICLE I - NAME

Name of Corporation:  Parallel Group International, Inc.

                    ARTICLE II - REGISTERED OFFICE AND AGENT

     The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent:

     C T CORPORATION SYSTEM

Address of Registered Office (street or building):

     One North Capitol Avenue
     Indianapolis, Indiana  46204

Principal Office: The post office address of the principal office of the Corporation is:

     1325 E. Superior Street
     Alma, MI  48801

                        ARTICLE III - AUTHORIZED SHARES

Number of shares:  60,000

                           ARTICLE IV - INCORPORATORS
     (the name(s) and address(es) of the incorporators of the corporation)


               Claudia L. Saari          Doris J. Donati
               30600 Telegraph Road      30600 Telegraph Road
               Bingham Farms, MI  48025  Bingham Farms, MI  48025


                                   ARTICLE V

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     Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. no written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

                                   ARTICLE VI

     No director of the Corporation shall be held personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that this provision does not limit or eliminate a director's liability for: beaching the duty of loyalty to the Corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, violating the Indiana Business Corporation Law ("IBCL") or obtaining an improper personal benefit.
If the IBCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the IBCL, as so amended.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this ___ day of December, 1995.


Signature:    /s/ Claudia L. Saari
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                  Claudia L. Saari

Signature:    /s/ Doris J. Donati
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                  Doris J. Donati


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